UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 31, 2012

Triple-S Management Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Puerto Rico	000-49762	66-0555678
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1441 F.D. Roosevelt Avenue, San Juan, Puerto Rico		00920
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	787-749-4949

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On June 5, 2012, Triple-S Management Corporation (the "Company") announced the appointment of Amílcar L. Jordán as Vice-President and Chief Financial Officer of the Company, effective on July 2, 2012.

Mr. Jordán, age 51, currently provides consulting services in Puerto Rico. From April 2004 to August 2011, Mr. Jordán served as Executive Vice President for the Corporate Risk Management Group at Popular, Inc., a diversified, publicly-owned financial holding company and the largest financial institution based in Puerto Rico. From December 1994 to April 2004, Mr. Jordán was Senior Vice-President and Corporate Controller of Popular, Inc.

Mr. Jordán, a Certified Public Accountant and licensed attorney, received a Bachelor of Business Administration degree from the University of Puerto Rico in 1983 and a J.D. from the University of Puerto Rico Law School in 1991.

(c) In connection with his appointment as Chief Financial Officer, on May 31, 2012, the Company and Mr. Jordán executed an employment offer letter (the "Offer Letter") which provides Mr. Jordán (i) will receive a base salary of $400,000 per year and fringe benefits, including health care, life insurance and disability benefits, and other perquisites, at the same level as the Company’s other senior executive officers, and (ii) will be eligible to receive the following:

(A) an annual performance cash bonus of up to 50% of Mr. Jordán’s annual base salary, at the discretion of the Company’s Board of Directors and subject to compliance with his performance objectives and the Company’s financial results; and

(B) an annual performance equity award grant in the form of Company stock with a value of $250,000 per annum pursuant to applicable Company guidelines and subject to the discretion of the Company’s Board of Directors.

On May 31, 2012, the Company and Mr. Jordán also executed a Non-competition, non-solicitation and confidentiality agreement (the "Non-compete Agreement") which provides for (i) general restrictions on the disclosure of confidential information, (ii) an inventions assignment covenant, (iii) an agreement that during his employment and for a period of 6 months thereafter (subject to extension as provided in the agreement), he will not compete with the Company’s business, or solicit the Company’s employees, and (iv) a mutual agreement between Mr. Jordán and the Company that during his employment and for a period of 6 months thereafter he will not disparage the Company or its affiliates, and the Company, as well as its affiliates, will not disparage Mr. Jordán.

The foregoing descriptions of the Offer Letter and the Non-compete Agreement do not purport to be complete and are qualified in their entirety by reference to the Offer Letter and the Non-compete Agreement which are filed with this Form 8-K as Exhibits 10.1 and 10.2, respectively, and incorporated into this Item 5.02 by reference.

Item 7.01 Regulation FD Disclosure.

On June 5, 2012, the Company issued a press release announcing the appointment of Mr. Jordán described in Item 5.02 of this Form 8-K. A copy of the Company’s press release is furnished with this Form 8-K and attached hereto as Exhibit 99.1. The information in Exhibit 99.1 shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended and shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

10.1 Employment offer letter dated May 31, 2012 between the Company and Amílcar L. Jordán.

10.2 Non-competition, non-solicitation and confidentiality agreement dated May 31, 2012 between the Company and Amílcar L. Jordán.

99.1 Press release of the Company dated June 5, 2012 announcing the appointment of Amílcar L. Jordán as Vice-President and Chief Financial Officer of the Company effective on July 2, 2012.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Triple-S Management Corporation

June 5, 2012	By:	Ramón M. Ruiz-Comas

Name: Ramón M. Ruiz-Comas
Title: President and CEO

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Exhibit Index

Exhibit No.	Description

10.1	Employment offer letter dated May 31, 2012 between the Company and Amílcar L. Jordán.
10.2	Non-competition, non-solicitation and confidentiality agreement dated May 31, 2012 between the Company and Amílcar L. Jordán.
99.1	Press release of the Company dated June 5, 2012 announcing the appointment of Amílcar L. Jordán as Vice-President and Chief Financial Officer of the Company effective on July 2, 2012.